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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


Johnston Industries, Inc.:

We consent to the incorporation by reference in Registration Statements No. 33-86414, No. 33-38359, No. 33-44669, No. 33-50100, and No. 33-73268 of Johnston
Industries, Inc. (the "Company") on Form S-8 of our report dated March 6, 1998 (and March 30, 1998 with respect to Note 11 to the consolidated financial statements) appearing in the Annual Report on Form 10-K of the Company for the year ended January 3, 1998.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP


Atlanta, Georgia
April 3, 1998